UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014 (March 6, 2014)

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Items 8.01	Other Events.

On March 6, 2014, AXIS Capital Holdings Limited (“AXIS Capital”), a Bermuda exempted company, and AXIS Specialty Finance PLC, a public company limited by shares incorporated under the laws of England and Wales and an indirect wholly–owned subsidiary of AXIS Capital (“AXIS Finance”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters named in the Underwriting Agreement, relating to the issue and sale by AXIS Finance of $250.0 million aggregate principal amount of its 2.650% Senior Notes due 2019 and $250.0 million aggregate principal amount of its 5.150% Senior Notes due 2045, each fully and unconditionally guaranteed by AXIS Capital. The offering was made pursuant to an effective shelf registration statement and is expected to close on March 13, 2014, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On March 6, 2014, AXIS Capital issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 6, 2014, among AXIS Capital, AXIS Finance and Barclays Capital Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the other several underwriters named therein

99.1	Press Release of AXIS Capital Holdings Limited, dated March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2014

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Name:	Richard T. Gieryn, Jr.
Title:	Executive Vice President, General Counsel and Secretary